EXHIBIT 23.3
                                                                   ------------




COOPERS                                         COOPERS & LYBRAND L.L.P.
& LYBRAND                                       a professional services firm






                     CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Chateau Communities, Inc. and CP Limited Partnership on Form S-3 of our reports dated February 12, 1997, on our audits of the consolidated financial state-ments and financial statement schedules of Chateau Properties, Inc. and CP Limited Partnership as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994, which reports are included in the 1996 Annual Reports on Form 10-K of Chateau Properties, Inc. and CP Limited Partnership.


/s/ Coopers & Lybrand L.L.P.

COOPERS & LYBRAND L.L.P.


Denver, Colorado
November 20, 1997



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